UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 5th Avenue, 20th Floor New York, NY 10111 (Address of principal executive offices) (Zip Code)

1-844-689-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On March 1, 2022, the Audit Committee (the “Audit Committee”) of the Board of Directors of Anavex Life Sciences Corp., a Nevada corporation (the “Company”) dismissed BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm.

The reports of BDO on the Company’s consolidated financial statements for each of the two most recently completed fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 2021 and 2020 and the subsequent interim period through March 1, 2022, there have been no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosures or auditing scope and procedures that, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their reports. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two most recently completed fiscal years ended September 30, 2021 and 2020, or in the subsequent interim period through March 1, 2022.

The Company has provided a copy of the foregoing disclosures to BDO and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the above statements. A copy of BDO’s letter, dated March 4, 2022, is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

The Audit Committee has conducted a competitive process to select an accounting firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022. The Audit Committee invited several firms to participate in this process. As a result of this process, on March 3, 2022, the Audit Committee engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

  During the two most recently completed fiscal years and in the subsequent interim period through March 3, 2022, the Company has not consulted with Grant Thornton with respect to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.02	Compensatory Arrangements of Certain Officers

On February 28, 2022, the Company entered into Amendment No. 2 to the Amended and Restated Employment Agreement (the “Amendment”) with the Company’s Principal Financial Officer (the “PFO”) in her continuing capacity as PFO of the Company, to be effective March 1, 2022. The Amendment amends the Amended and Restated Employment Agreement by and between the Company and the PFO dated October 4, 2017, as amended (the “Employment Agreement”). Pursuant to the terms of the Amendment, the PFO shall receive an annual base salary of $240,000 Canadian dollars.

Item 7.01	Regulation FD Disclosure

On March 4, 2022, the Company issued a press release announcing the change in its auditors from BDO to Grant Thornton. The press release is attached as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Amendment No. 2 to Amended and Restated Employment Agreement between the Company and Sandra Boenisch, dated February 28, 2022	Filed herewith
16.1	Letter from BDO USA LLP to the Securities and Exchange Commission dated March 4, 2022	Filed herewith
99.1	Press Release	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

By:	/s/Christopher Missling
Name: Christopher Missling, PhD Title: Chief Executive Officer

Date: March 4, 2022